UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):        June 20, 2006

                             China Agro Sciences Corp.
               (Exact name of registrant as specified in its charter)


       Florida                    O-49687                  33-0961490
   (State or other              (Commission             (I.R.S. Employer
   jurisdiction of              File Number)          Identification No.)
    incorporation)


                          100 Wall Street - 15th Floor
                               New York, NY 10005
               (Address of principal executive offices) (zip code)


                                 (212) 232-0120
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant's Certifying Accountant

      On March 17, 2006, China Agro Sciences Corp., a Florida corporation, formerly known as M-GAB Development Corporation (hereinafter "China Agro" or the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with Dalian Holding Corp., a Florida corporation ("DHC"). This transaction closed on May 1, 2006, at which time, in accordance with the Agreement, DHC merged with DaLian Acquisition Corp, a Florida corporation that was China Agro's wholly-owned subsidiary ("DaLian"). As a result of the merger, DaLian merged into DHC, with DHC remaining as the surviving entity and China Agro's previous wholly-owned subsidiary, DaLian, ceased to exist.

      As a result of this transaction, on June 21, 2006, Ramirez International, the independent accountant previously engaged since the Company's inception as the principal accountant to audit the financial statements of China Agro, was formally dismissed as auditors for the Company. The decision to dismiss Ramirez International was made on or about June 20, 2006, and approved by the Board of Directors after it was determined, that because after the merger China Agro's operations consist of the operations of DHC, it would be most appropriate for China Agro to have auditors familiar with DHC's operations to serve in that capacity for the Company.

      In conjunction with Ramirez International's dismissal, effective as of June 20, 2006, the Company engaged Paritz & Company, P.A., who is familiar with the historical financial statements of DHC and its subsidiaries, as the principal accountant to audit the financial statements of the Company.

      The audit report of Ramirez International on the Company's financial statements as of December 31, 2005 and 2004, 2003 and 2002 and the period from inception (March 27, 2001) to December 31, 2001 (the "Audit Period") did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles, except the reports were modified to include an explanatory paragraph wherein they expressed substantial doubt about the Company's ability to continue as a going concern. During the Audit Period, and during the period up to the dismissal of Ramirez International and through the appointment of Paritz & Company, P.A., as the Company's new independent accountants, there were no disagreements with Ramirez International on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

      China Agro has provided a copy of this disclosure to Ramirez International, and requested that they furnish them with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Company and, if not, stating the respects in which they do not agree. A copy of the former accountants' response is included as an exhibit to this report.


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

EXHIBITS

      16.1 Letter dated June 21, 2006, Ramirez International regarding their concurrence with the statements made by the Registrant in this Current Report.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 21, 2006                           China Agro Sciences Corp.,
                                                a Florida corporation



                                          /s/ Zhengquan Wang
                                          ------------------
                                          By:   Zhengquan Wang
                                          Its:  Chief Executive Officer


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